Exhibit 4.3

LOAN AGREEMENT

THIS AGREEMENT is dated for reference November 30, 2001 BETWEEN:

InNexus Inc., of #196, 3405472nd Street, Arlington (Seattle), Washington 98223

(the "Borrower")

OF THE FIRST PART

AND:

Cusil Venture Corporation, a company having an office at 1400-400 Burrard Street, Vancouver, British Columbia V6C 3G2

(the "Lender")

OF THE SECOND PART

WHEREAS The Borrower wishes to borrow and the Lender is willing to lend the sums set forth herein upon and subject to the terms set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1.         DEFINITIONS

1.1       For all purposes of this Agreement:

(a)       "Date of Disbursement" means the date on which the Disbursement occurs;

(b)       "Disbursement" means the advance of the proceeds of the Loan;

(c)        "Event of Default" means any event set forth in section 8.1;

(d)        "Interest" means any interest payable from time to time on the Loan or on any unpaid interest as provided for in sections 4.1 and 4.2;

CV-My Documcm^CL'S-.GSA-liiNexiis-Joaii agreement.- CUSU, 10 InNexus Nov 30-01 d<x:

(e)       "Loan" means the loan of SUSD 15,000 in principal amount from the Lender to the Borrower, plus such additional sums as may be advanced or readvanced by the Lender hereunder or under the Promissory Note;

(f)        "Maturity Date" means December 31, 2001 or such later date as may be agreed to by the parties in writing;

(g)       "Promissory Note" means the promissory note or notes entered into by the Borrower in the

form attached hereto as Schedule "A"; (h)       "Security Agreement" means the general security agreement dated November 30, 2001 granted by the Borrower in favour of the Lender as security for the Loan in the form attached hereto as Schedule "B";;

1.2       In this Agreement, except as otherwise expressly provided:

(a)       "Agreement" means this agreement, including the preamble and the schedules hereto, as it may from time to time be supplemented or amended and in effect;

(b)       all references in this Agreement to a designated "Section" or other subdivision or to a schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;

(c)       the words "herein", "hereof and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

(d)       the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(e)       the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto);

(f)        any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in Canada;

(g)       any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendment made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;

(h)       where any representation or warranty is made "to the knowledge of any Party, such Party will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstances in respect of which the representation or warranty is given being untrue if such Party proves:

(i) that such Party conducted a reasonable investigation so as to provide reasonable grounds for a belief that there had been no misrepresentation or breach of warranty; and

(ii) that fact, state of facts, or circumstances could not reasonably be expected to have been determined as a result of that reasonable investigation, irrespective of the actual investigation conducted by such Party;

(i)        except as otherwise provided, any dollar amount referred to in this Agreement is in Canadian funds; and

(j)        any other term defined within the text of this Agreement has the meanings so ascribed.

1.3       The following are the Schedules to this Agreement;

SCHEDULE

DESCRIPTION

A

Promissory Note

B

Security Agreement

2.         LOAN

2.1       Disbursement of Loan:   The Lender shall advance the sum of SUSD 15,000 to the Borrower upon completion of the conditions to Disbursement set out in section 2.2.

2.2       Conditions to Disbursement:   The Lender shall not be required to disburse any part of the Loan until fulfillment of the following conditions:

(a)       execution by the Borrower of this Loan Agreement and delivery thereof to the Lender;

(b)       execution by the Borrower of the Security Documents and delivery thereof to the Lender; and

(c) receipt by the Lender of assurances and confirmations from the Issuer that the Security

Agreement shall be effective and sufficient to create a lawful unecumbered security interest in favour of the Lender with respect to the assets of the Borrower referenced therein in accordance with its terms and such other assurances and documents as it may reasonably request with respect to the transactions contemplated herein, all to be satisfactory in form and substance to the Lender.

2.3 Additional Advances: The Lender may, in its sole discretion, advance or re-advance such additional sums as may from time to time be requested by the Borrower and agreed to by the Lender, upon and subject to completion of the conditions to Disbursement set out in section 2.2 and such additional conditions (including, without limitation, notation of such advance or re-advance on the Promissory Note) as the Lender may, in its sole discretion, prescribe. Any such additional Disbursements shall be deemed to increase the amount of and form part of the Loan, which shall be deemed to have been made on and subject to the terms and conditions of this Agreement and shall be entitled to the full benefit of the Security Agreement to the same extent as if such additional Disbursement had been advanced on the date of the initial Disbursement contemplated under section 2.1, subject only to the limitations set out in the Security Agreement.

3.         SECURITY AGREEMENT

3.1       The Borrower shall on or before Disbursement, execute and deliver to the such documents as may be reasonably required by the Lender to identify and confirm the Borrower's lawful and unencumbered ownership of each of its material assets (subject to any pre-existing security interests expressly agreed to in writing by the Lender), together with each of the documents and instruments required to be delivered under the Security Agreement.

3.2       Where any material part of the Borrower's assets consists of intellectual property rights of any kind including any patents, patent applications, or licenses of any kind to use patented or unpatented intellectual property rights ("Intellectual Property Rights"), the Borrower shall, if requested by the Lender in writing, deliver to a copy of an unconditional assignment of such Intellecutal Property Rights (or, where so specified by the Lender, a fully paid, royalty free worldwide license to use such Intellectual Property Rights, or such lesser license as reflects all of the rights then held by the Borrower), all in form and content satisfactory to the Lender, together with any related documentation evidencing or creating such Intellecutal Property Rights, to such escrow agent as may be mutually agreed to by the Borrower and Lender which shall be held as further security for the due performance of the Borrower's obligations hereunder and shall be released to the Lender upon delivery to such escrow agent of an affidavit by the Lender attesting to the occurrence of an Event of Default hereunder and setting out the particulars thereof.

4.         REPAYMENT OF LOAN

4.1 Interest: The Borrower shall pay Interest to the Lender on the principal advanced under the Loan from the Date of Disbursement at the rate of 8% per annum. Interest shall be calculated semi-annually in arrears in arrears and shall be payable to the Lender as provided for in the Promissory Note.

4.2      Interest on Unpaid Interest: Any Interest not paid when due shall bear interest at the rate as set forth in Section 4.1.

4.3       Repayment: The Borrower hereby covenants and agrees that the principal advanced under the Loan any other sums outstanding hereunder shall be repaid in full to the Lender on the Maturity Date.

4.4       Prepayment: The Borrower may prepay the whole or any part of the principal amount outstanding under the Loan at any time without notice, penalty or bonus, upon payment of all Interest accrued on the principal amount prepaid to the date of prepayment.

5.         SECURITY

5.1       Security Documents: The Borrower will provide or cause to be provided to and in favour of the Lender the following documents in form and manner satisfactory to the Lender:

(a)       the Promissory Note or Promissory Notes; and

(b)       the Security Agreement.

5.2       Delivery: The Borrower herewith delivers the Security Documents to the Lender as general and continuing security for repayment of the Loan, Interest and any other sums owing by the Borrowers to the Lender hereunder.

6.         COVENANTS

,

6.1       Continuing Covenant:   The Borrower covenants and agrees that it will duly perform and observe each and all of its covenants and agreements herein set forth.

6.2       Legal Expense: The Borrower will pay to the Lender forthwith after notification thereof, all reasonable fees and disbursements of the Lender's Legal Counsel incurred by the Lender relating to the granting and preparation of the Loan, this Loan Agreement or the Security Documents which amounts may, at the sole discretion of the Lender, be added to the Principal Amount of the Loan or deducted from the amount of the Loan actually advanced to the Borrower hereunder.

7.         REPRESENTATIONS AND WARRANTIES

7.1       General: The Borrower represents, warrants, and covenants to the Lender as set forth in this Section 7 with the intention that the Lender rely on the same and the Lender acknowledges that, to its knowledge, such representations and warranties are true and correct as of the date of execution hereof. All representations and warranties made hereunder shall survive the delivery of the Security Documents to the Lender and the Disbursement. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to this Loan Agreement shall constitute representations and warranties made by the Borrower hereunder.

7.2       Ownership: Except where otherwise expressly stated in the Security Agreement and acknowledged and agreed to by the Lender, the Borrower is the legal and beneficial owner of the assets which are included in the assets covered by the Security Agreement, free and clear of all encumbrances and shall continue to be so, subject to the rights of the Lender hereunder and under the Security Agreement, until the Loan is either repaid or satisfied in full.

7.3       Status and Power of Borrower: The Borrower is of the full age of majority and is legally competent to enter into this Loan Agreement and to enter into each of the Security Documents.

7.4       Binding Effect: This Loan Agreement and the Security Documents have been duly and validly authorized, executed and delivered by the Borrower to the Lender and are valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms.

7.5      Contravention of Law: Neither the execution and delivery of this Loan Agreement or the Security Documents, nor the performance of or compliance with their respective terms will contravene any provision of any law, regulation, order or permit applicable to the Borrower, or result in a breach, or constitute a default under, or require any consent under the terms or conditions of any agreement or instrument to which the Borrower is a party or by which the Borrower is bound,

7.6       Independent Legal and Financial Advice: The Borrower acknowledges that Leschert & Company Law Corporation has acted on behalf of the Lender with respect to this Loan and has not in any manner acted in the on behalf of the Borrower in with respect to this transaction or in any aspect thereof and that this Agreement and the Security Documents have been prepared by Leschert & Company Law Corporation on behalf of the Lender only. The Borrower acknowledges that it has been advised to obtain independent legal and financial advice with respect to this Loan Agreement and the transactions contemplated herein and it has not relied on either the Lender or Leschert & Company Law Corporation in assessing the merits of the Loan or in deciding to enter into and perform this Loan Agreement or any of the agreements or instruments contemplated herein.

8.         EVENTS OF DEFAULT AND REMEDIES

8.1       Events of Default: Any on or more of the following events shall constitute an Event of Default:

(a)       the failure by the Borrowers to make any payment of Interest after its due date;

(b)       the failure by the Borrower to repay the balance outstanding of the Loan on the Maturity Date;

(c)       the failure by the Borrower to perform or observe any of the covenants, conditions or agreements to be performed or observed by the Borrower under the Security Agreement or under this Agreement, other than as set out in Section 8.1 (a) and (b), which such failure shall continue unremedied for a period of 10 days after delivery by the Lender of written notice thereof to the Borrower;

(d)       the making of any representation or warranty by the Borrower herein, in the Security Agreement or in any document or certificate furnished to the Lender in connection with or pursuant to this Agreement or the Security Agreement which shall prove at any time to be materially incorrect, as of the date made:

(e)       the making of an order or the passage of a resolution for the liquidation or winding-up of the Borrower;

(f)       the making by the Borrower of a proposal or general assignment for the benefit of its creditors;

(g)       the appointment of a receiver, receiver-manager or receiver and manager of the Borrower or of its property or assets,

8.2      Remedies Upon Default: Upon the occurrence of any Event of Default and at any time thereafter, provided that the Borrower has not therefore remedied all outstanding Events of Default, the Lender may, in its discretion, by notice to the Borrower, declare this Loan Agreement to be in default. At any time thereafter, while the Borrower shall not have remedied all outstanding Events of Default, the Lender, at its discretion and subject to compliance with any mandatory requirements of applicable law then in effect, may:

(a)       terminate any of its obligations hereunder to make any further Disbursements of the Loan;

(b)       declare the then outstanding balance on the Loan, Interest costs and all moneys owing by the Borrower and all liabilities of the Borrower under the Security Documents to be immediately due and payable and such moneys and liabilities shall forthwith become due and payable without resentment, demand, protest or other notice of any kind to the Borrower, all of which are hereby expressly waived; and

(c)       demand payment under the Promissory Note and exercise any or all of its remedies under the Security Documents and any other security executed by the Borrower.

9.

TIME OF THE ESSENCE

9.1

Time is of the essence of this Agreement.

10.

FURTHER ASSURANCES

10.1     The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

11.       SUCCESSORS AND ASSIGNS

11.1     This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by either Party hereto without the prior written consent of the other Party. This Agreement supercedes and replaces any prior agreement between the parties with respect to the subject matter hereof.

12.       COUNTERPARTS

12.1     This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

13.       NOTICE

13.1     All notices, requests, demands and other communications required or permitted hereunder, or desired to be given with respect to their rights or interests herein, assigned or reserved, shall be deemed to have been properly given or delivered, when delivered personally or sent by certified mail or sent by Electronic Communication with all postage or other charges fully prepaid, and addressed to the parties respectively as follows:

(a)       To the Borrower

InNexus Inc.

#196, 3405-172nd Street Arlington (Seattle), Washington 98223

(b)       To the Lender

Cusil Venture Corporation

1400-400 Burrard Street Vancouver, British Columbia V6C 3G2

Attention: Stuart Rogers

or to such other address as any party may specify by notice in writing to the other.

13.2     Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered.

10

13.3     Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

14.       PROPER LAW

14.1     This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties will attorn to the Courts thereof and the parties agree that the proper venue for any action commence in connection herewith shall be Vancouver, British Columbia.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of the day and year first written above.

Signed, Sealed and Delivered by

)

InNexus Inc.

)

in the presence of:

)

 /s/ Alton C. Morgan

Alton C. Morgan ________________

)
Name

)

3405 172nd Street, #196, Arlington, WA 98223

)
Address

)

President & CEO_________________

)
Occupation

)

The corporate seal of

)

Cusil Venture Corporation

)

was hereunto affixed in the

)

presence of:

)

c/s

        )

   /s/ Stuart Rogers

        )

Stuart Rogers